Exhibit 99.1

inContact Reports First Quarter 2015 Financial Results

•	Software segment revenues of $32.5 million in Q1, up 62% year-over-year

•	Consolidated revenue of $51.3 million, up 39% year-over-year

•	Q1 SaaS bookings at record levels, up 27% year-over-year

SALT LAKE CITY – May 7, 2015 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported record financial results for the first quarter ended March 31, 2015.

Said Paul Jarman, inContact CEO, “inContact is off to a strong start in the first quarter of 2015 with solid bookings plus strong software growth. We continue to win the majority of competitive opportunities, and we have added new customers in retail, finance, healthcare and business process outsourcing. In Q1, we closed 115 total contracts including 66 new logo customers and 49 expansion deals with existing customers.”

Continued Jarman, “We are driving disruption in this space for both legacy premise players as well as other less mature cloud competitors as both new customers and partners continue to choose inContact’s award-winning cloud solution. As evidence of our continued leadership, last week we signed an OEM agreement with RingCentral, the leader in cloud unified communications. With their recent momentum in the cloud space and their industry leading enterprise communication platform, we believe that RingCentral is uniquely positioned to help inContact drive strong growth.”

Revenue

Software segment revenue totaled $32.5 million for the quarter ended March 31, 2015, an increase of 62% from $20.0 million in Q1 2014. Combined Software and Software-related Network connectivity revenue for the quarter ended March 31, 2015 was $49.2 million, an increase of 43% from $34.4 million for the quarter ended March 31, 2014. Approximately 89% of Network connectivity segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended March 31, 2015 was $51.3 million versus $37.1 million for the same period in 2014, an increase of 39%.

Gross Margin

Software segment gross margin for the quarter ended March 31, 2015 was 58% versus 59% for the same period in 2014. Excluding non-cash charges, non-GAAP Software segment gross margin was 72% for the first quarter of 2015, versus 72% in the first quarter of 2014. First quarter 2015 Network connectivity segment gross margin was 37% versus 36% for the same period in 2014.

Consolidated gross margin percentage was 50% in the first quarter of 2015 compared to 49% for the same period in 2014. Excluding non-cash charges, consolidated gross margin was 60% for the first quarter 2015 compared to 56% for the same period in 2014.

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2015 was $2.6 million versus $2.7 million during the same period in 2014. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended March 31, 2015 was $6.0 million, or ($0.10) per share (basic and diluted), as compared to a net loss of $1.7 million or ($0.03) per share (basic and diluted) for the same period in 2014. The increase in net loss was principally attributable to increased depreciation, amortization and stock based compensation charges of $3.7 million, largely related to the Uptivity acquisition.

Increased Revenue Guidance for 2015

In 2015, we anticipate consolidated revenues to be between $209 million and $213 million for the full year. We expect total software revenues to be between $132 million and $136 million for the full year. This would represent 31% to 35% growth for software revenues.

Jarman concluded, “We are winning in the market with both new customers and partners choosing inContact over competitive offerings. Our rapidly expanding and diversifying distribution channel and leading edge solutions in the cloud continue to differentiate us especially as we move up market. We’re confident that we will extend our market lead with continued strong performance in the coming quarters.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our first quarter 2015 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-866-952-1907

International: + 1-785-424-1826

Conference ID#: INCONTACT

An audio file of the call will be available after May 7, 2015 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until May 14, 2015.

Toll-free replay number: 1-877-870-5176

International replay number: + 1-858-384-5517

Replay Pin Number: 1233204

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$117,147	$32,414
Restricted cash	81	81
Accounts and other receivables, net of allowance for uncollectible accounts of $1,896 and $1,816, respectively	30,566	28,126
Other current assets	8,035	6,979

Total current assets	155,829	67,600

Property and equipment, net	37,055	35,077
Intangible assets, net	23,405	24,768
Goodwill	39,247	39,247
Other assets	2,110	2,078

Total assets	$257,646	$168,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$10,904	$11,031
Accrued liabilities	11,415	13,259
Accrued commissions	3,477	3,407
Current portion of deferred revenue	11,464	8,439
Current portion of debt and capital lease obligations	—	4,095

Total current liabilities	37,260	40,231

Long-term debt and capital lease obligations	78,903	18,543
Deferred rent	18	28
Deferred tax liability	795	795
Deferred revenue	5,966	5,749

Total liabilities	122,942	65,346

Total stockholders’ equity	134,704	103,424

Total liabilities and stockholders’ equity	$257,646	$168,770

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

and COMPREHENSIVE LOSS (Unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2015	2014

Net revenue:
Software	$32,466	$20,009
Network connectivity	18,872	17,045

Total net revenue	51,338	37,054

Costs of revenue:
Software	13,697	8,235
Network connectivity	11,811	10,838

Total costs of revenue	25,508	19,073

Gross profit	25,830	17,981

Operating expenses:
Selling and marketing	15,475	10,056
Research and development	6,653	3,760
General and administrative	9,078	5,608

Total operating expenses	31,206	19,424

Loss from operations	(5,376)	(1,443)
Other income (expense):
Interest expense	(434)	(111)
Other income (expense)	1	(151)

Loss before income taxes	(5,809)	(1,705)
Income tax benefit (expense)	(179)	(19)

Net loss and comprehensive loss	$(5,988)	$(1,724)

Net loss per common share:
Basic and diluted	$(0.10)	$(0.03)

Weighted average common shares outstanding:
Basic and diluted	61,484	56,145

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Three months ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(5,988)	$(1,724)
Adjustments to reconcile net loss to net cash from activities:
Depreciation of property and equipment	2,379	1,578
Amortization of software development costs	1,662	1,461
Amortization of intangible assets	1,363	168
Amortization of note financing costs	199	8
Stock-based compensation	2,614	1,048
Loss on disposal of property and equipment	36	153
Changes in operating assets and liabilities:
Accounts and other receivables, net	(2,440)	(1,909)
Other current assets	(1,056)	(547)
Other non-current assets	(31)	(46)
Trade accounts payable	(243)	622
Accrued liabilities	(1,779)	(870)
Accrued commissions	70	65
Deferred rent	(92)	(18)
Deferred revenue	3,243	429

Net cash provided by (used in) operating activities	(63)	418

Cash flows from investing activities:
Capitalized software development costs	(2,123)	(2,289)
Purchases of property and equipment	(3,947)	(3,189)

Net cash used in investing activities	(6,070)	(5,478)

Cash flows from financing activities:
Proceeds from exercise of options	2,274	1,223
Proceeds from sale of stock under employee stock purchase plan	321	168
Principal payments on long-term debt and capital leases	(11,824)	(810)
Purchase of treasury stock	(225)	—
Payments under the revolving credit agreement	(11,000)	—
Proceeds from issuance of convertible notes, net	111,320	—

Net cash provided by financing activities	90,866	581

Net increase (decrease) in cash and cash equivalents	84,733	(4,479)

Cash and cash equivalents at the beginning of the period	32,414	49,148

Cash and cash equivalents at the end of the period	$117,147	$44,669

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity (formerly “Telecom”). The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three months ended March 31, 2015 and 2014 were as follows (in thousands):

	Three months ended March 31, 2015			Three months ended March 31, 2014
		Network			Network
	Software	Connectivity	Consolidated	Software	Connectivity	Consolidated
Net revenue	$32,466	$18,872	$51,338	$20,009	$17,045	$37,054
Costs of revenue	13,697	11,811	25,508	8,235	10,838	19,073

Gross profit	18,769	7,061	25,830	11,774	6,207	17,981

Gross margin	58%	37%	50%	59%	36%	49%

Operating expenses:
Direct selling and marketing	13,986	823	14,809	8,813	757	9,570
Direct research and development	6,293	—	6,293	3,474	—	3,474
Indirect	9,035	1,069	10,104	5,474	906	6,380

Income (loss) from operations	$(10,545)	$5,169	$(5,376)	$(5,987)	$4,544	$(1,443)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended March 31,
	2015	2014
Net loss and comprehensive loss	$(5,988)	$(1,724)
Depreciation and amortization	5,404	3,207
Stock-based compensation	2,614	1,048
Interest income and expense, net	434	111
Income tax expense	179	19

Adjusted EBITDA	$2,643	$2,661

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before Deductions for Depreciation and Amortization and Stock-Based Compensation, as Presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended March 31, 2015		Three months ended March 31, 2014
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$25,830	50%	$17,981	49%
Depreciation and amortization	3,213	7%	2,607	7%
Stock-based compensation	1,603	3%	139	0%

Consolidated gross profit and margin, excluding non-cash charges	$30,646	60%	$20,727	56%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended March 31, 2015		Three months ended March 31, 2014
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$18,769	58%	$11,774	59%
Depreciation and amortization	3,104	9%	2,582	13%
Stock-based compensation	1,598	5%	135	0%

Software segment gross profit and margin, excluding non-cash charges	$23,471	72%	$14,491	72%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create customer and contact center employee experiences that are more personalized, more empowering and more engaging today, tomorrow and in the future. inContact continuously innovates in the cloud and is the only provider to offer core contact center infrastructure, workforce optimization plus an enterprise-class telecommunications network for the most complete customer journey management. Winner of the 2014 CRM Magazine Rising Star Award, inContact has deployed over 2,000 cloud contact center instances. To learn more, visit www.incontact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 1-415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Mariann McDonagh, inContact, Chief Marketing Officer, 1-801-320-3347, mariann.mcdonagh@inContact.com